EXHIBIT 31.2
CERTIFICATION PURSUANT TO RULE 13a-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 as adopted pursuant to section 302 of the Sarbanes-Oxley act of 2002
of
Chief Operating Officer

I, Brian Reach, Chief Operating Officer, President, Secretary and Director of Henry Bros. Electronics, Inc. (the "Registrant"), certify that:

1.	I have reviewed this quarterly report on Form 10-Q of the Registrant;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this  report, fairly present in all material respects the financial condition, results of operations and cash flows of the  Registrant as of, and for, the periods presented in this report;

4.
The  Registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13(a)-15(f) and 15d-15(e) for the Registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the  Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal controls over financial reporting or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the disclosure controls and procedures, as of the end of the period covered by this report based upon such evaluation; and

d.
Disclosed in this report any changes in the  Registrants internal control over financial reporting that occurred during the  Registrant’s most recent fiscal quarter (the Registrants’ fourth fiscal quarter in the case of an annual report) that has a materially affected or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting.

5.
The  Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the  Registrant’s board of directors (or persons performing the equivalent function):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the  Registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: November 12, 2009	/s/ Brian Reach
Name: Brian Reach
President, Chief Operating Officer,
Secretary and Director